Exhibit 99.1

FOR:	SKILLSOFT PLC

COMPANY CONTACT:
Tom McDonald
Chief Financial Officer
(603) 324-3000, x4232

INVESTOR CONTACTS:
Michael Polyviou/ Peter Schmidt
Financial Dynamics
(212) 850-5748
***NOT FOR IMMEDIATE RELEASE***
     SkillSoft Completes Acquisition of NETg from The Thomson Corporation
     Company Well-Positioned to Meet the Increasing Market Demand for e-Learning and Performance Support Solutions that Connect Learning with Overall Business Objectives
Nashua, NH, May 14, 2007 — SkillSoft PLC (Nasdaq: SKIL), a leading provider of e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses, today announced that it has completed the acquisition of NETg from The Thomson Corporation for approximately $270 million in cash, subject to customary post-closing adjustments. The combined entity will offer a robust multi-modal solution that includes online courses, simulations, video programs, and digitized books as well as complementary learning technologies. The acquisition supports SkillSoft’s mission to deliver the most comprehensive and highest-quality learning solutions and positions the company to best serve the demands of this growing marketplace.
SkillSoft previously announced its execution of a definitive agreement to acquire NETg from The Thomson Corporation on October 25, 2006
“The acquisition of NETg from The Thomson Corporation will result in clear benefits that we believe will create substantial long-term customer and shareholder value,” said Chuck Moran, SkillSoft’s President, Chief Executive Officer and Chairman. “By significantly expanding our customer base and the products we offer, we will be able to devote more funding and resources to the research and development of new product areas. This further strengthens SkillSoft’s ability to deliver on our mission of connected learning to our many clients around the world.”

With the addition of over 1,000 selected NETg course titles covering subjects that have not been addressed by SkillSoft’s pre-existing courseware library, SkillSoft will now offer over 6,000 e-learning courses in 19 languages, over 14,000 unabridged IT and business books, summaries and executive reports, and more than 400 Leadership Development Channel video programs. SkillSoft will also be incorporating the NETg virtual instructor-led training solutions under the name of SkillSoft Live Learning™. SkillSoft plans to support the NETg content on its flagship learning management system SkillPort™ and intends to integrate SkillSoft content with the major NETg learning management platforms. These product integration efforts will enable each customer base to receive timely access to the content offered by both companies, while SkillSoft executes toward its long-term goal of offering a single unified LMS platform. Both integration efforts are expected to be completed in SkillSoft’s third quarter of the fiscal year ending January 31, 2008.
With the requisite critical mass and scale to ensure continuous innovation and comprehensive e-learning solutions on a global basis, SkillSoft is positioned to address a wide range of training needs for functional areas across its customers’ organizations. The company now has an extensive customer-facing organization, and a combined customer base of over 3,000 organizations.
The purchase price reflects a pre-closing adjustment to the original $285 million price based on factors described in the definitive agreement.
SkillSoft’s existing senior management team will continue in their current roles under the leadership of Chuck Moran, President, Chief Executive Officer and Chairman.
Credit Suisse acted as financial advisor to SkillSoft on the transaction. WilmerHale provided legal counsel to SkillSoft on the transaction.
Financial Impact
Under the terms of the acquisition agreement, SkillSoft paid approximately $270 million in cash to Thomson. The purchase price is subject to certain post-closing adjustments related to NETg’s closing balance sheet. The cash consideration was financed through available cash balances and bank financing from Credit Suisse of approximately $200 million.
The company expects the transaction to be dilutive to GAAP earnings in fiscal year 2008, ending January 31, 2008, due to transaction and integration costs along with an adjustment to deferred revenue as a result of the application of purchase accounting. However, SkillSoft expects the transaction will be accretive to GAAP earnings in fiscal year 2009, ending January 31, 2009, as transition costs are reduced and significant cost synergies are more fully realized. SkillSoft will immediately focus on validating its restructuring assumptions and developing a more comprehensive understanding of leveraging the strengths of both organizations while eliminating redundancy and underperforming operations and assets. Anticipated revenue synergies may provide an upside to earnings due to cross-selling opportunities, but are not required or assumed to make this deal accretive in fiscal year 2009.

NETg offers many of the same financial and operating characteristics as SkillSoft’s business model, including an annual recurring subscription-based licensing model for access to its learning resources library, a direct sales force distribution system complemented by resellers and telesales support, and a Global 2000 client base offering visibility through multi-year contracts and renewal rates. As a result, the acquisition is expected over time to support both SkillSoft’s revenue predictability and growth. The acquisition will also help SkillSoft to reach critical mass and shorten its timeframe to approach its long term operating profitability objectives through incremental scalability and significant cost synergies.
Based on the audited financial statements for the period ended December 31, 2006, consolidated revenue for the NETg business was approximately $149 million with corresponding 2006 operating costs of $167 million, before depreciation and amortization, corporate charges and deal costs, which were approximately $6 million, $11 million and $18 million, respectively. The net operating loss, considering all these items was approximately $53 million.
In addition to its core e-learning content NETg also offers other products and services, including instructor-led training, custom consulting services, print-based content and third party content products. Following the closing, SkillSoft intends to de-emphasize the focus on selected low margin and low growth product lines and channels of distribution and to focus on the higher margin segments of the business consistent with SkillSoft’s long term growth and profitability objectives.
In connection with the transaction, SkillSoft will conform revenue recognition practices relating to all NETg agreements to pro-rata revenue recognition as well as net accounting for custom contracts where appropriate, consistent with SkillSoft’s conservative financial reporting practices. Where some NETg contracts are converted from accelerated license based revenues to subscription, we will see a one time reduction in revenue as revenue recognized under converted contracts is pushed out to future periods. The purchase accounting impact of the transaction will cause the combined company to potentially lose a significant amount of NETg’s balance sheet deferred revenue to goodwill. Finally, the combination will also result in some commercial overlap that will result in loss of revenue in the short term. This involves a select number of situations where the nature of our contract, such as an “all product inclusive” contract, will result in a renegotiation of fees, or where the combined offering for common customers drives a more attractive pricing structure according to our standard fee schedules. Accordingly, these factors, together with normal business transition issues and any decisions made to discontinue or divest operations relating to low margin and low growth product lines and channels of distribution, will impact the amount of revenue recognized under GAAP by SkillSoft on a going forward basis. SkillSoft anticipates the resulting reduction to NETg’s historical revenue could be in the range of 25% to 35% excluding the impact of purchase accounting.
SkillSoft, in connection with the transaction, will also create intangible assets requiring a non-cash quarterly amortization expense, incur period expense transition costs and accrue for transaction and integration costs along with a purchase accounting adjustment requiring a reduction of deferred revenue mentioned above.

About SkillSoft
SkillSoft PLC (Nasdaq: SKIL) is a leading provider of e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses. SkillSoft enables companies to maximize business performance through a combination of comprehensive e-learning content, online information resources, flexible learning technologies and support services.
Content offerings include business, IT, desktop and compliance courseware collections, as well as complementary content assets such as SkillSim™ simulations, KnowledgeCenter™ portals and online mentoring services. The Books24x7® division offers online access to more than 14,000 unabridged IT and business books in its collections, as well as book summaries, executive reports and best practices. Technology offerings include the SkillPort® learning management system, Search-and-Learn®, SkillSoft® Dialogue™ virtual classroom, SkillView® competency management software and the Enterprise Learning Connection Suite™, a set of platform-neutral modules that can be used to create learning programs tailored to business needs.
SkillSoft courseware content described herein is for information purposes only and is subject to change without notice. SkillSoft has no obligation or commitment to develop or deliver any future release, upgrade, feature, enhancement or function described in this press release except as specifically set forth in a written agreement.
SkillSoft, the SkillSoft logo, Ahead of the Learning Curve, SkillPort, Search-and-Learn, SkillChoice, Books24x7, ITPro, BusinessPro, OfficeEssentials, GovEssentials, EngineeringPro, FinancePro, AnalystPerspectives ExecSummaries, ExecBlueprints, Express Guide and Dialogue are trademarks or registered trademarks of SkillSoft PLC in the United States and certain other countries. All other trademarks are the property of their respective owners.
This release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Factors that could cause or contribute to such differences include the ability of SkillSoft to successfully integrate NETg’s operations and employees; the ability to realize anticipates synergies and cost savings; competitive pressures; changes in customer demands or industry standards; adverse economic conditions; loss of key personnel; litigation; and the other risk factors disclosed under the heading “Risk Factors” in SkillSoft’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 as filed with the Securities and Exchange Commission. The forward-looking statements provided by the Company in this press release represent the Company’s views as of May 14, 2007. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

Investor Contact:
Greg Porto
Press & Analyst Contact:
Donna Keenan
PR Manager
603-821-3211
Donna_keenan@skillsoft.com